Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Celadon Group, Inc., a Delaware corporation (the "Company"), on Form 10-Q for the period ending September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William E. Meek, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/William E. Meek
William E. Meek
Executive Vice President, Chief Financial Officer, and Treasurer

Date: November 12, 2013

A signed original of this written statement required by Section 906 has been provided to Celadon Group, Inc. and will be retained by Celadon Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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